                                                                     EXHIBIT 4.6

                             SHAREHOLDERS AGREEMENT

                                   dated as of

                                 October 6, 1995

                                      among

                             FIBERITE HOLDINGS, INC.

                                     - and -

             THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGES HEREOF,

                                TABLE OF CONTENTS

                                                                        Page

                                    ARTICLE 1
                                   DEFINITIONS

      1.1  Definitions.................................................   2


                                    ARTICLE 2
                              CORPORATE GOVERNANCE

      2.1  Composition of the Board...................................   11
      2.2  Removal....................................................   11
      2.3  Vacancies..................................................   12
      2.4  Meetings....................................................  12
      2.5  Action by the Board.........................................  13
      2.6  Conflicting Charter or Bylaw Provisions.....................  13


                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER;
                            RIGHTS TO COMPEL A SALE;
                         RIGHTS TO PARTICIPATE IN A SALE

      3.1  General.....................................................  13
      3.2  Legends.....................................................  14
      3.3  Permitted Transferees.......................................  15
      3.4  Transfers by Institutional Shareholders.....................  15
      3.5  Transfers by Management Stockholders........................  16
      3.6  Public Offering.............................................  17
      3.7  Right to Participate in a Transfer..........................  17
      3.8  Right to Compel Participation in Certain
            Transfers..................................................  20
      3.9   Right of First Offer.......................................  22


                                    ARTICLE 4
                       CERTAIN REPURCHASES OF COMMON STOCK

      4.1  Surrender of Shares.........................................  26
      4.2  Method of Repurchase........................................  27
      4.3  Payment Limitations.........................................  28
      4.4  Determination of Fair Market Value..........................  29
      4.5  Right of Company to Designate Third Parties.................  30
      4.6  Employment; No Implied Right to Employment..................  30
      4.7  Termination of Article 4..................................... 30

                                                                        Page

                                    ARTICLE 5
                               REGISTRATION RIGHTS

      5.1  Demand Registration.........................................  30
      5.2  Incidental Registration.....................................  33
      5.3  Holdback Agreements.........................................  34
      5.4  Registration Procedures.....................................  35
      5.5  Indemnification by the Company..............................  38
      5.6  Indemnification by Participating Shareholders...............  39
      5.7  Conduct of Indemnification Proceedings......................  40
      5.8  Contribution................................................  41
      5.9  Participation in Public Offering............................  42
      5.10 Other Indemnification.......................................  42


                                    ARTICLE 6
                          COVENANTS OF THE SHAREHOLDERS

      6.1  Confidentiality.............................................  43
      6.2  Cooperation in Refinancings.................................  44


                                    ARTICLE 7
                                  MISCELLANEOUS

      7.1  Entire Agreement............................................  44
      7.2  Additional Parties..........................................  44
      7.3  Binding Effect; Benefit.....................................  45
      7.4  Exclusive Financial Advisor and Investment
            Banking Advisor; Management Advisory Fees..................  45
      7.5  Assignability...............................................  45
      7.6  Amendment; Waiver; Termination..............................  46
      7.7  Notices.....................................................  46
      7.8  Headings....................................................  48
      7.9  Counterparts................................................  48
      7.10 Applicable Law..............................................  48
      7.11 Specific Enforcement........................................  48
      7.12 Consent to Jurisdiction.....................................  49


EXHIBIT A - Initial Ownership of Common Stock of Fiberite Holdings, Inc.

                             SHAREHOLDERS AGREEMENT

         AGREEMENT (the "Agreement") dated as of October 6, 1995 by and among:

(1)   Fiberite Holdings, Inc., a Delaware corporation (the "Company");

(2)   DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V.,
      DLJ Offshore Partners, C.V. and DLJ Merchant Banking Funding, Inc. (each a "DLJ Entity", and collectively, the "DLJ Entities");

(3)   Carlisle-Fiberite Investors L.P.;

(4)   Steeple International, Inc. ("Steeple"); and

(5) Each other person who executes a signature page hereto on or after the Effective Date (as defined below) pursuant to Sections 3.1 and 7.2 hereof).

         This Agreement shall become effective on the date (the "Effective Date") of, and simultaneously with, the closing of the transactions contemplated by the Securities Purchase Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, upon consummation of the transactions contemplated hereby, the authorized capital stock of the Company will consist of 15,000,000 shares of Common Stock, par value $.01 per share;

         WHEREAS, certain of the parties hereto have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of the date hereof pursuant to which the Company has sold (i) shares of its Common Stock to the shareholders listed on Exhibit A hereto at a price of $.50 per share and
(ii) $63,705,500 aggregate principal amount of its 11.30% Subordinated Notes due 2002 at a price of $47.2644 per $100 principal amount;

         WHEREAS, the parties hereto wish to record their arrangements with respect to the Shares (as defined below) and certain other matters;

         WHEREAS, the Company, Fiberite, Inc. and ICI American Holdings Inc. have entered into a Purchase Agreement (the "Stock Purchase Agreement") dated the date hereof, pursuant to which Fiberite, Inc. will acquire all of the outstanding capital stock of ICI Composites Inc. and Dalia Verwaltungsgell-schaft mbH, a subsidiary of Fiberite, Inc., Fiberite Europe GmbH and Deutsche ICI GmbH have entered into a Business Purchase Agreement and a Real Property Transfer Agreement (together with the Stock Purchase Agreement, the "Purchase Agreement"), each dated the date hereof, pursuant to which Dalia Verwaltungsgellschaft mbH will acquire substantially all of the assets and liabilities of Fiberite Europe GmbH (collectively, the "Acquisition");

         WHEREAS, the parties hereto understand that in order to provide a source of funds for the Acquisition, including the payment of certain fees and expenses in connection therewith, the Company will contribute $35,000,000 to the capital of Fiberite, Inc. which, together with other funds, will be used to consummate the Acquisition; and

         WHEREAS, the Company owns 100% of the issued and outstanding common stock, par value $.01 per share, of Fiberite, Inc.; and

         WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares, including both issued and outstanding Shares and Shares which may be issued or otherwise acquired hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

         "Adverse Person" means any Person considered by the Board to be a competitor or potential competitor of the Company or a Person whose interests are otherwise adverse to the Company or any of the Shareholders.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no shareholder of the Company shall be deemed to be an Affiliate of any other shareholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Affiliated Employee Benefit Trust" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

         "Agreement" has the meaning assigned to such term in the introduction hereto.

         "Board" means the board of directors of the Company.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Bylaws" means the bylaws of the Company, as amended from time to time.

         "Carlisle" means Carlisle-Fiberite Investors L.P. together with Carlisle Group, L.P., if and when Carlisle Group, L.P. becomes a party to this Agreement in accordance herewith.

         "Closing Date" means the date of the closing of the transactions contemplated by the Purchase Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

         "Company" has the meaning assigned to such term in the introduction to this Agreement.

         "Disability" with respect to any Management Shareholder, means that, as a result of incapacity due to physical or mental illness, such Management Shareholder is, or is reasonably likely to become, unable to perform his or her duties for more than six consecutive months or six months in aggregate in any twelve month period.

         "DLJ Entity" and "DLJ Entities" have the meaning assigned to such terms in the introduction to this Agreement.

         "DLJ Ownership Period" means the period commencing on the Effective Date and ending on the date that is the earlier to occur of (i) the tenth anniversary of the Effective Date and (ii) the date upon which the aggregate ownership by the DLJ Entities and their Permitted Transferees of shares of Common Stock is less than 10% of the aggregate Initial Ownership of the DLJ Entities.

         "Duly Endorsed" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the NASD.

         "Effective Date" has the meaning assigned to such term in the introduction to this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fully Diluted" means, with respect to Shares and without duplication, all outstanding shares, shares issuable in respect of securities convertible into or exchangeable for Shares, stock appreciation rights or options, warrants and other rights to purchase or subscribe for Shares or securities convertible into or exchangeable for Shares, in each case, whether or not vested.

         "Initial Management Ownership" means, with respect to any Management Shareholder, the maximum number of Shares held by and/or subject to the right to acquire (whether or not vested) by such Management Shareholder during the period commencing on the Effective Date and ending on (and including) the date such Initial Management Ownership amount is calculated hereunder.

         "Initial Ownership" means, with respect to any Shareholder, the total number of Shares purchased by such Shareholder under the Securities Purchase Agreement; provided that such number shall be adjusted to reflect any subsequent subdivision, combination or reclassification of the Shares or any subsequent dividend or other distribution on the Shares paid in shares.

         "Initial Public Offering" means the first Public Offering of Shares after the Effective Date, other than in connection with sales to employees of the Company or any Subsidiary of the Company or where the primary purpose of such Public Offering of Shares relates to a debt financing by the Company or any Subsidiary of the Company.

         "Initial Restriction Period" means the period commencing on the Effective Date and ending on the date that is the later to occur of (a) the third anniversary of the Initial Public Offering and (b) the fifth anniversary of the Effective Date.

         "Institutional Shareholders" means any DLJ Entity and its Permitted Transferees, Carlisle and its Permitted Transferees, Steeple and its Permitted Transferees and (with respect to Shares obtained upon exercise of a Warrant) each party who becomes a Shareholder upon exercise of Warrants and its Permitted Transferees.

         "Management Shareholders" means employees of the Company or any of its Subsidiaries who have become party to and agreed to be bound by this Agreement.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Options" means options to purchase shares of Common Stock, granted pursuant to the Plan.

         "Other Shareholders" means all Shareholders and their Permitted Transferees, other than the DLJ Entities and their Permitted Transferees.

         "Payment Date" means, in connection with any Payment Note, the Business Day immediately preceding the later of the last day of the Company's fiscal year in which such Payment

Note was issued and the date that is six months from such date of issuance.

         "Permitted Transferee" means:

         (i) in the case of any DLJ Entity, (A) any other DLJ Entity, (B) any general or limited partner of any DLJ Entity (a "DLJ Partner"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity that is an Affiliate of any DLJ Partner (collectively, the "DLJ Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJ Entity or of any DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively "DLJ Associates"); (D) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only DLJ Entities, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust designed to conform with the requirements of the Insurance Law of the State of New York;

         (ii) in the case of Institutional Shareholders other than the DLJ Entities and their Permitted Transferees, (A) any Affiliate of such Institutional Shareholder, as the case may be, (B) if such Institutional Shareholder is a partnership, to the partners of such partnership in proportion to their interests therein, (C) if such Institutional Shareholder is a natural Person, Persons described in clauses (iii)(A)(1) and (2) of this definition or (D) with the consent of DLJ Merchant Banking, Inc. on behalf of the DLJ Entities, the Company or any Other Shareholder; and

         (iii) in the case of any Management Shareholder, (A) a Person to whom Shares are transferred from such Shareholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that such transferee is the issue, adopted issue, stepchild, parent or spouse of such Shareholder, (B) a trust that is for the exclusive benefit of, or a partnership the partners of which are exclusively, such Shareholder or his or her Permitted Transferees under
      (A) above, or (C) with
      the consent of DLJ Merchant Banking, Inc. on behalf of the DLJ Entities, the Company or any Other Shareholder;

in each case, who becomes a party hereto and agrees to be bound hereby pursuant to Sections 3.1 and 7.2 hereof.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means the Company's 1995 Long Term Incentive and Share Award Plan, as amended from time to time pursuant to its terms.

         "Public Offering" means an underwritten public offering of Registrable Stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Purchase Agreement" has the meaning assigned to such term in the preamble to this Agreement.

         "Registrable Stock" means any Shares originally acquired under the Securities Purchase Agreement and any other Shares that constitute Restricted Securities until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (other than Rule 144A under the Securities Act) are met or under which it may be sold pursuant to Rule 144(k) or (iii) such Shares are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act.

         "Registration Expenses" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Shares), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Article 5 hereof), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of one counsel for the Shareholders participating in the offering selected by the DLJ Entities, in the case of an offering in which any of the DLJ Entities participate, or by Other Shareholders holding the majority of Shares to be sold for the account of all Other Shareholders in the offering in the case of an offering in which no DLJ Entity participates, (viii) fees and expenses in connection with any review of underwriting arrangements by the NASD, including fees and expenses of any "qualified independent underwriter" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Stock, or any out-of-pocket expenses (except as set forth in clauses (ii) or (vii) above) of the Shareholders (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

         "Restricted Securities" means Shares that are "restricted securities" within the meaning of Rule 144.

         "Rule 144" means Rule 144 and Rule 144A (or any successor provisions) under the Securities Act.

         "SEC" means the Securities and Exchange Commission or any successor agency.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Purchase Agreement" has the meaning assigned to such term in the preamble to this Agreement.

         "Shareholder" means each Person (other than the Company) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof or otherwise, when, and so long as, such Person shall have the power to vote or otherwise beneficially own any Shares.

         "Shares" means all shares of Common Stock held by the Shareholders in such capacity and, except with respect to provisions regarding voting, shall include Vested Options and Vested Warrants.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Third Party" means a prospective purchaser of Shares in an arm's-length transaction from a Shareholder where such purchaser is not a Permitted Transferee of such Shareholder.

         "transfer" has the meaning set forth in Section 3.1(a).

         "Vested Options" means Options which, pursuant to their terms, are exercisable by the holder thereof on the date of determination.

         "Vested Warrants" means Warrants which, pursuant to their terms, are exercisable by the holder thereof on the date of determination.

         "Warrants" means warrants to purchase Common Stock issued by the Company pursuant to each of the Stock Purchase Warrants dated the date hereof granted by the Company to each of Carlisle Group, L.P. and James Ashton.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

      Term                                            Section

Business Plan                                         2.5(b)
Cause                                                 2.2
Claim Costs                                           7.4
Confidential Information                              6.1(b)
Carlisle Nominee                                      2.1(a)
DLJ Nominees                                          2.1(a)
DLJSC                                                 7.4
Demand Registration                                   5.1(a)
Electing Shareholders                                 3.7(a)
Fair Market Value                                     4.4
Holders                                               5.1(a)
Incidental Registration                               5.2(a)
Indemnified Party                                     5.7
Indemnifying Party                                    5.7
Inspectors                                            5.4(g)
Joinder Agreement                                     7.2

Maximum Obligation                                    4.3
Nominee                                               2.3(a)
Non-Selling Shareholder                               3.9(a)
Number of Shares                                      3.7(a)
Participating Shares                                  3.7(a)
Payment Note                                          4.2(a)
Records                                               5.4(g)
Representatives                                       6.1(b)
Repurchase Price                                      4.1(a)
Section 3.5 Pro Rata Portion                          3.5
Section 3.7 Notice                                    3.7(a)
Section 3.7 Notice Period                             3.7(a)
Section 3.7 Pro Rata Portion                          3.7(a)
Section 3.7 Sale                                      3.7(a)
Section 3.7 Sale Price                                3.7(a)
Section 3.7 Seller                                    3.7(a)
Section 3.8 Notice                                    3.8(a)
Section 3.8 Notice Period                             3.8(a)
Section 3.8 Pro Rata Portion                          3.8(a)
Section 3.8 Sale                                      3.8(a)
Section 3.8 Sale Price                                3.8(a)
Section 3.9 Offer                                     3.9(b)
Section 3.9 Offer Notice                              3.9(a)
Section 3.9 Offer Period                              3.9(b)
Section 3.9 Sale Price                                3.9(a)
Section 3.9 Seller                                    3.9(a)
Seller                                                4.2(a)
Selling Shareholder                                   5.1(a)
Surrendered Shares                                    4.2(a)
Termination Date                                      4.2(a)
Underwriters' Limitations                             5.1(d)
Vested Parties                                        3.7(a)

         (c) The term "DLJ Entities", to the extent that any such entity shall have transferred any of its Shares to "Permitted Transferees", shall mean the DLJ Entities and the Permitted Transferees of the DLJ Entities, as the case may be, and any right or action that may be taken at the election of the DLJ Entities may be taken at the election of the DLJ Entities and the Permitted Transferees of the DLJ Entities, as the case may be.

         (d) The term "Other Shareholders", to the extent such shareholders shall have transferred any of their Shares to "Permitted Transferees", shall mean the Other Shareholders and the respective Permitted Transferees of the Other Shareholders, as the case may be, and any right or action that may be taken at the election of the Other Shareholders may be taken at the election of the Other Shareholders and the Permitted Transferees of the Other Shareholders, as the case may be.

         (e) The term "Management Shareholders", to the extent such shareholders shall have transferred any of their Shares to "Permitted Transferees", shall mean the Management Shareholders and the respective Permitted Transferees of the Management Shareholders, as the case may be, and any right or action that may be taken at the election of the Management Shareholders may be taken at the election of the Management Shareholders and the Permitted Transferees of the Management Shareholders, as the case may be.


                                    ARTICLE 2

                              CORPORATE GOVERNANCE

         2.1 Composition of the Board. (a) The Board shall consist of four directors (or such smaller or larger number as may be agreed among the DLJ Entities and Carlisle), one of whom shall be designated from time to time by Carlisle (the "Carlisle Nominee"), and the remaining number of whom shall be designated from time to time by the DLJ Entities (the "DLJ Nominees"). Upon execution of this Agreement, the parties shall take all necessary action so that the Board shall initially consist of Thompson Dean, Chairman of the Board, James Carlisle, Reid Perper and Karl Wyss and each such director shall serve until resignation, removal or replacement in accordance with the terms of this Agreement. It is acknowledged that of the initial members of the Board, Mr. Carlisle has been designated by Carlisle and the other members of the Board have been designated by the DLJ Entities.

         (b) Each Shareholder entitled to vote for the election of directors to the Board agrees that it will vote its Shares or execute consents, as the case may be, and take all other necessary action (including in order to satisfy any quorum requirement) in order to ensure that the composition of the Board is as set forth in this Section 2.1.

         (c) Except as set forth in any special security arrangement with the United States Department of Defense entered into by a Subsidiary of the Company with the consent of the Board, the DLJ Entities shall be entitled to designate a majority of the directors of each Subsidiary of the Company.

         2.2 Removal. Each Shareholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Shares in favor of the removal of any director who shall have been designated or nominated pursuant to Section 2.1 unless such removal shall be for Cause or the Persons entitled to designate or nominate such director shall have consented to such removal in writing. Each Shareholder agrees that if the Persons entitled to designate or nominate any director pursuant to Section 2.1 shall request the removal, with or without Cause, of such director in writing, such Shareholder shall vote its Shares in favor of such removal. Removal for "Cause" shall mean removal of a director or employee because of such director's or employee's (a) willful and continued failure to substantially perform his or her duties with the Company in his or her established position, (b) willful conduct that is foreseeably and significantly injurious to the Company or any of its Subsidiaries, monetarily or otherwise, (c) conviction for, or plea of guilty or no contest to, a felony or a crime involving moral turpitude, (d) abuse of illegal drugs or other controlled substances or habitual intoxication, (e) willful breach of this Agreement or, in the case of an employee of the Company, termination of such employee's employment agreement with the Company for "Cause", as defined therein, or (f) in the case of any employee that has a severance agreement with the Company, breach by such employee of such severance agreement.

         2.3 Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy of the Board:

         (a) the Person or Persons entitled under Section 2.1 to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy may designate another individual (the "Nominee") to fill such capacity and serve as a director of the Company; and

         (b) each Shareholder then entitled to vote for the election of the Nominee as a director of the Company agrees that it will vote its Shares, or execute a written consent, as the case may be, in order to ensure that the Nominee is elected to the Board; provided that (i) in the case of the Carlisle Nominee, Carlisle then holds at least 80% of its Initial Ownership (including, for this purpose, Warrants to be issued to Carlisle on or about the Closing
Date) or 2% of the Fully Diluted Common Stock, and (ii) in the case of a DLJ Nominee, the DLJ Entities then hold at least 5% of the Fully Diluted Common Stock.

         2.4 Meetings. The Board shall hold a regularly scheduled meeting at least once every calendar quarter.

         2.5 Action by the Board. (a) A quorum of the Board shall consist of three directors, of whom at least two must be DLJ Nominees; provided that the number of Directors constituting a quorum shall be changed upon request of the DLJ Entities. All actions of the Board shall require the affirmative vote of at least a majority of the directors at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board; provided that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

         (b) The executive officers of the Company shall submit to the Board, and obtain their approval of, prior to the start of each calendar year of the Company, a business plan (the "Business Plan") setting forth the annual budget and operating plan of the Company and its Subsidiaries for such calendar year. The Board shall receive monthly, quarterly and annual financial statements and other appropriate reports concerning operations of the Company and its Subsidiaries and other matters as the Board shall request.

         (c) The Board may create executive, compensation and audit committees, as well as such other committees as it may determine. The Carlisle Nominee shall be entitled to serve, and the DLJ Nominees shall be entitled to majority representation, on any committee created by the Board.

         2.6 Conflicting Charter or Bylaw Provisions. Each Shareholder shall vote its Shares, and shall take all other actions necessary, to ensure that the Company's Certificate of Incorporation and Bylaws facilitate and do not at any time conflict with any provision of this Agreement.

                                    ARTICLE 3

                            RESTRICTIONS ON TRANSFER;
                            RIGHTS TO COMPEL A SALE;
                         RIGHTS TO PARTICIPATE IN A SALE

         3.1 General. (a) Each Shareholder understands and agrees that the Shares purchased pursuant to the Securities Purchase Agreement have not been registered under the Securities Act and are Restricted Securities. Each Shareholder agrees that it will not, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("transfer") any Shares (or solicit any offers to buy or otherwise acquire, or take a pledge of any Shares) except in compliance with the Securities Act, applicable state and foreign securities laws and the terms and conditions of this Agreement. The transfer of any Warrant also is subject to the terms and provisions set forth in such Warrant. The transfer of any Option also is subject to the terms and provisions set forth in such Option or in the Plan.

         (b) Notwithstanding anything else to the contrary contained in this Agreement, the Board shall have the absolute right in its discretion to refuse to permit or acknowledge any transfer (and any such transfer or purported transfer shall be prohibited) (i) to any Adverse Person or (ii) if such transfer could have adverse consequences for the Company or its Shareholders (it being understood that for purposes of this Section 3.1(b) any transfer that individually or together with any other transfer or proposed transfer could cause the Company to be required to register its Common Stock under the Exchange Act prior to the Initial Public Offering would have adverse consequences for the Company and its Shareholders).

         (c) Any attempt to transfer any Shares not in compliance with this Agreement, the Securities Act and applicable state and foreign securities laws shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted transfer.

         (d) No transfer of Shares by any party to this Agreement including, without limitation, transfers to one or more Permitted Transferees, shall be effective unless (x) the certificates representing such Shares issued to the Transferee shall bear the legends provided in Section 3.2, if required by such Section , and (y) if the Shares are required to bear the legend set forth in
Section 3.2(b), the transferee (if not
already a party hereto) shall have executed and delivered to each other party hereto, as a condition precedent to such transfer, an instrument or instruments reasonably satisfactory to such parties confirming that the transferee agrees to be bound by the terms of this Agreement in the same manner as such transferee's transferor, except as otherwise specifically provided in this Agreement.

         3.2 Legends. (a) In addition to any other legend that may be required, each certificate for Restricted Securities shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH."

         (b) In addition to any other legend that may be required, each certificate for Shares that is issued to any Shareholder shall bear a legend in substantially the following form:

         "THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AND ADDITIONAL OBLIGATIONS AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF OCTOBER [ ], 1995, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM FIBERITE HOLDINGS, INC. AND ANY SUCCESSOR THERETO. NO TRANSFER OF THIS SECURITY WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT AND THAT ANY TRANSFEREE AGREES TO BE BOUND BY THE RESTRICTIONS SET FORTH IN SUCH SHAREHOLDERS AGREEMENT."

         (c) If any Restricted Securities shall cease to be Registrable Stock, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the legend required by
Section 3.2(a) endorsed thereon. If any shares of Common Stock cease to be subject to any restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the legend required by Section 3.2(b) endorsed thereon.

         3.3 Permitted Transferees. Any Shareholder may at any time transfer any or all of its Shares to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder or group of Shareholders and without compliance with Sections 3.7, 3.8 or 3.9, provided that (i) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement and (ii) the transfer to such Permitted Transferee is not in violation of applicable federal or state or foreign securities laws (and, if requested by the Company, such Shareholder shall have provided to the Company an opinion of counsel reasonably satisfactory to the Company to such effect).

         3.4 Transfers by Institutional Shareholders. Any Institutional Shareholder may transfer Shares or unvested Warrants to any Third Party who is not an Adverse Person in compliance with the Securities Act (pursuant to Rule 144 or any other similar exemption under the Securities Act or otherwise) and subject to Sections 3.7 and 3.9 and Article V hereof; provided that:

         (i) no such transfer by any Other Shareholder shall be permitted until the fifth anniversary of the Effective Date unless such transfer is pursuant to Sections 3.6, 3.7 or 3.8 hereof; and

         (ii) at any time, if requested by the Company (other than in connection with any Public Offering), any such Third Party transferee shall have agreed in writing to be bound by the terms of this Agreement.

         3.5 Transfers by Management Stockholders. Any Management Shareholder may transfer Shares only as follows:

         (i)  pursuant to Section 3.7 or 3.8;

         (ii) in a Public Offering (after having exercised any Vested Options to be sold), provided that (a) no Management Shareholder may sell any Shares in the Initial Public Offering; (b) in the first Public Offering following the Initial Public Offering no Management Shareholder may sell more than the lesser of (x) 50% of such Management Shareholder's Section 3.5 Pro Rata Portion and (y) 20% of such Management Shareholder's holdings immediately prior to such offering; and (c) in each Public Offering thereafter, each Management Shareholder may sell no more than the lesser of such Management Shareholder's Section 3.5 Pro Rata Portion and (y) 50% of such Management Shareholder's holdings immediately prior to such offering;

         (iii) after the first anniversary of the Initial Public Offering (after having exercised any Vested Options to be sold), pursuant to the exemption from registration provided under Rule 144 under the Securities Act, provided that during the Initial Restriction Period, such sales shall not reduce the Management Shareholder's ownership to (or occur at a time when such Management Shareholder's ownership is otherwise) below the greater of
      (a) 50% of such Management Shareholder's Initial Management Ownership (as calculated on the date of each such proposed sale), and (b) the number of shares equal to such Management Shareholder's Initial Management Ownership (as calculated on the date of each such proposed sale) multiplied by a fraction, the numerator of which is the number of shares currently owned by the Institutional Shareholders and the denominator of which is the Initial Ownership of the Institutional Shareholders;

         (iv) after the Initial Restriction Period (after having exercised any Vested Options to be sold), pursuant to a sale to a Third Party for cash, provided that (x) the amount sold in any 12-month period may not exceed 20% of such Management Shareholder's holdings at the beginning of such 12-month period and (y) in no event will a Management Shareholder sell shares to an Adverse Person or any Person deemed inappropriate by the Board of Directors; and

         (v)   to a Permitted Transferee of such Management Shareholder.

         "Section 3.5 Pro Rata Portion" means with respect to each Management Shareholder at the time of such Public Offering, the number of Shares the Management Shareholder holds multiplied by a fraction the numerator of which is the number of Shares to be sold by the Institutional Shareholders and their Permitted Transferees in the transaction in question and the denominator of which is the total number of Shares held by the Institutional Shareholders and their Permitted Transferees.

         The above transfer restrictions will terminate upon the earlier to occur of (i) ten years after the Effective Date and (ii) the date upon which the aggregate number of Shares held by the Institutional Shareholders and their Permitted Transferees falls below 10% of the Initial Ownership of the Institutional Shareholders.

         3.6 Public Offering. At any time in connection with a Public Offering pursuant to Article V hereof, each

Shareholder shall have the right to transfer Shares (after having exercised any Vested Options and Vested Warrants to be sold) in the Public Offering as provided in Article V.

         3.7 Right to Participate in a Transfer. (a) Subject to Section 3.9, if prior to the Initial Public Offering, any Institutional Shareholder (the "Section 3.7 Seller") proposes to transfer, in any transaction or series of transactions, related or unrelated any of its Shares to a Third Party, other than in a Public Offering or as a result of a pledge of shares as security for a loan, where (i) the Shares being so transferred constitute more than 25% of the then outstanding Shares of the Company and (ii) prior to or as a result of the proposed transfer, the Section 3.7 Seller and its Permitted Transferees hold or would hold less than 50% of its Initial Ownership (a "Section 3.7 Sale"), the
Section 3.7 Seller shall provide written notice of such proposed Section 3.7 Sale ("Section 3.7 Notice") to all other Shareholders (the "Electing Shareholders") and to the Company. The Company shall provide information with respect to Shareholders who are holders of Vested Options or Vested Warrants (the "Vested Parties"). The Section 3.7 Notice shall identify the number of Shares subject to the Section 3.7 Sale (the "Number of Shares"), the per Share consideration for which a sale is proposed to be made (the "Section 3.7 Sale Price") and all other material terms and conditions of the proposed Section 3.7 Sale. Each Electing Shareholder shall, as to Shares held by it or which it can obtain at or prior to the Section 3.7 Sale, have the right and option, exercisable as set forth below, to participate in the Section 3.7 Sale for up to the number of Shares (the "Participating Shares") as constitute its Section 3.7 Pro Rata Portion, and the Number of Shares and the amount of Shares to be sold by the Section 3.7 Seller in the Section 3.7 Sale shall be reduced to the extent any Electing Shareholders elect to participate. Any share to be sold in the
Section 3.7 Sale that is a Vested Option or Vested Warrant shall be exercised prior to or upon the closing of the Section 3.7 Sale.

         "Section 3.7 Pro Rata Portion" means, with respect to each Electing Shareholder at the time of the Section 3.7 Sale, the number of Shares then owned by such Electing Shareholder multiplied by a fraction, the numerator of which is the number of Shares being transferred by the Section 3.7 Seller at the time that the Section 3.7 Seller proposes to transfer Shares in the Section 3.7 Sale and the denominator of which is the total number of Shares then owned by the
Section 3.7 Seller.

         Each Electing Shareholder that desires to exercise such option shall provide the Section 3.7 Seller with written irrevocable notice within 10 Business Days after the date the Section 3.7 Notice is given (the "Section 3.7 Notice Period"), and shall simultaneously provide a copy of such notice to the Company. Each accepting Electing Shareholder shall deliver to the Section 3.7 Seller the certificate or certificates representing the Participating Shares of such Electing Shareholder or in the case of an Electing Shareholder that is a Vested Party, an irrevocable notice of exercise of the Warrants or Options relating to the Participating Shares addressed to the Company requesting exercise of such Warrants or Options immediately prior to and conditioned upon the consummation of the Section 3.7 Sale together with funds sufficient to pay for such exercise and any other documents required for such exercise, in each case together with a limited power-of-attorney authorizing the Section 3.7 Seller to transfer such Shares pursuant to the terms of the Section 3.7 Sale. Delivery of such certificate or certificates representing the Participating Shares to be transferred and the limited power-of-attorney authorizing the
Section 3.7 Seller to transfer such Shares shall constitute an irrevocable acceptance of the Section 3.7 Sale by the Electing Shareholder.

         (b) The Section 3.7 Seller shall notify each Electing Shareholder of any change in the Section 3.7 Sale Price or any amendment or modification of any other material term of the Section 3.7 Sale. Any decrease in the Section 3.7 Sale Price, any change in the form of consideration or any amendment which could materially increase the potential liability of the participating Electing Shareholder shall not be binding upon the Electing Shareholder unless the electing Electing Shareholder consents to such amendment or modification, or fails to reject such modification or amendment within five Business Days after written receipt of notice thereof (and any rejection shall be deemed to be a revocation of such Electing Shareholder's right to participate in such Section
3.7 Sale).

         (c) The per Share consideration to be paid to the Section 3.7 Seller and each Electing Shareholder participating in the Section 3.7 Sale shall be the
Section 3.7 Sale Price net of a pro rata share of total expenses and other costs associated with the Section 3.7 Sale.

         (d) Promptly after the consummation of the transfer of the Participating Shares of the Section 3.7 Seller and the Electing Shareholders pursuant to the Section 3.7 Sale, the Section 3.7 Seller shall notify such Electing Shareholders thereof, shall remit to each of such Electing Shareholders the total consideration for the Participating Shares of such Electing Shareholder transferred pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Electing Shareholders.

         (e) If at the termination of the Section 3.7 Notice Period any Electing Shareholder shall not have elected to participate in the Section 3.7 Sale, such Electing Shareholder will be deemed to have waived any of and all of its rights under this Section 3.7 with respect to the transfer of its Shares pursuant to such Section 3.7 Sale. The Section 3.7 Seller shall have 120 days following such termination of the Section 3.7 Notice Period in which to transfer the applicable Shares at a price no more than 10% higher than that contained in the Section 3.7 Notice and on terms not materially more favorable to the Section 3.7 Seller than were contained in the Section 3.7 Notice. Promptly after any transfer pursuant to this Section 3.7, the Section 3.7 Seller shall notify the Company of the consummation thereof and shall furnish such evidence of the completion thereof (including time of completion) of such transfer and of the terms thereof as the Company may request. If, at the end of such 120-day period, the Section 3.7 Seller has not completed the transfer of all the Shares, the Section 3.7 Seller shall return to the Electing Shareholders the limited power-of-attorney (and all copies thereof) together with all certificates representing the Shares which such Electing Shareholders and to the Vested Parties the notice of exercise, limited power-of-attorney, other documents and funds provided by the Vested Party, in each case delivered for transfer pursuant to this Section 3.7, and all the restrictions on transfer contained in this Agreement with respect to Shares owned by the Electing Shareholders shall again be in effect.

         (f) In the event that any Institutional Shareholder shall consummate a
Section 3.7 Sale in violation of this Section 3.7, each Institutional Shareholder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the right to sell to the Section 3.7 Seller its
Section 3.7 Pro Rata Portion at the same price and upon the same terms as in the prohibited transfer within 90 days of such Institutional Shareholder becoming aware of such violation.

         (g) Notwithstanding anything contained in this Section 3.7, there shall be no liability on the part of any Institutional Shareholder to any Electing Shareholder if the transfer of Shares pursuant to this Section 3.7 is not consummated for whatever reason. Any decision as to whether to transfer Shares shall be at the Section
3.7 Seller's sole and absolute discretion.

         3.8 Right to Compel Participation in Certain Transfers. (a) If any DLJ Entities should propose to transfer Shares to any Third Party or such Third Party's Affiliates (other than pursuant to a pledge as security for a loan) (i) representing at least 30% of the Initial Ownership of the DLJ Entities or (ii) representing, together with Shares proposed by the DLJ Entities to be included in such transfer by the Other Shareholders, at least 50% of the outstanding Shares of the Company at the time of such proposed transfer (a "Section 3.8 Sale"), the DLJ Entities may, at their option, require each Other Shareholder to participate in such transfer. If the DLJ Entities shall require any Other Shareholder to so participate, each Other Shareholder shall be required to so participate on the same material terms and conditions on a pro-rata basis, so that each Other Shareholder transfers in such Section 3.8 Sale its Section 3.8 Pro Rata Portion and at the same price per Share. Any Share to be sold in the
Section 3.8 Sale that is a Vested Option or Vested Warrant shall be exercised prior to the Section 3.8 Sale.

         "Section 3.8 Pro Rata Portion" means, with respect to each Other Shareholder at the time of the Section 3.8 Sale, the number of Shares then owned by such Other Shareholder multiplied by a fraction, the numerator of which is the number of Shares being transferred by the DLJ Entities at the time that the DLJ Entities propose to transfer Shares in the Section 3.8 Sale and the denominator of which is the total number of Shares then owned by the DLJ Entities.

         The DLJ Entities shall provide written notice of such Section 3.8 Sale to the Other Shareholders ("Section 3.8 Notice"). The Section 3.8 Notice shall identify, to the extent known, the transferee, the number of Shares proposed to be transferred in the Section 3.8 Sale, the per Share consideration for which a transfer is proposed to be made (the "Section 3.8 Sale Price") and all other material terms and conditions of the Section 3.8 Sale. Each Other Shareholder shall be required to participate in the Section 3.8 Sale on the terms and conditions set forth in the Section 3.8 Notice and to tender its Section 3.8 Pro Rata Portion, as set forth below. Within 10 Business Days following the date of the Section 3.8 Notice (the "Section 3.8 Notice Period"), each of the Other Shareholders shall deliver to a representative of the DLJ Entities designated in the Section 3.8 Notice certificates representing its Section 3.8 Pro Rata Portion, Duly Endorsed, together with all other documents required to be executed in connection with such Section 3.8 Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Shares pursuant to this Section 3.8(a) at the closing for such Section 3.8 Sale against delivery to such Other Shareholder of the consideration therefor. In the event that an Other Shareholder should fail to deliver such certificates to the DLJ Entities, the Company shall cause the books and records of the Company to show that such Shares are bound by the provisions of this Section 3.8(a) and that such Shares shall be transferred to the Third Party or such Third Party's Affiliates immediately upon surrender for transfer by the Other Shareholders thereof. In any such sale, if the Shareholders are obligated to make any representation or warranty to any Third Person, the DLJ Entities shall use their reasonable efforts to make such representations and warranties several and not joint obligations as between the Other Shareholders, on the one hand, and the DLJ Entities on the other hand.

         (b) Notwithstanding Section 3.8(a) to the contrary, if the Section 3.8 Agreement would impose potential liability on the DLJ Entities or Carlisle in excess of the purchase price to be received by either the DLJ Entities or Carlisle, as applicable for the Shares to be sold by it, the DLJ Entities and Carlisle shall agree that, as between themselves, any liability imposed on either or both such parties shall be in proportion to their relative ownership percentages existing at the date of such sale (excluding unvested Warrants).

         (c) If, within 180 days after the DLJ Entities give the Section 3.8 Notice, they have not completed the transfer of all the Shares subject to the
Section 3.8 Sale, the DLJ Entities shall return to each of the Other Shareholders all certificates representing Shares that such Other Shareholder delivered for transfer pursuant hereto, together with any documents in the possession of the DLJ Entities executed by the Other Shareholders in connection with such proposed transfer, and all the restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to Shares owned by the Other Shareholders shall again be in effect.

         (d) Promptly after the consummation of the transfer of Shares of the DLJ Entities and the Other Shareholders pursuant to this Section 3.8, the DLJ Entities shall give notice thereof to the Other Shareholders, shall remit to each of the Other Shareholders who have surrendered their certificates the total consideration (net of a pro rata share of total expenses and other costs directly associated with the Section 3.8 Sale) for the Shares of such Other Shareholders transferred pursuant thereto and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Other Shareholders.

         3.9 Right of First Offer. (a) If on or after the fifth anniversary of the Effective Date any Institutional Shareholder other than any of the DLJ Entities or their Permitted Transferees proposes to transfer any Shares pursuant to Section 3.4 hereof to any Person other than its Permitted Transferees, and such transfer is permitted subject to compliance with this Section 3.9, such Shareholder (the "Section 3.9 Seller") shall give written notice (a "Section 3.9 Offer Notice") to the DLJ Entities (each of the DLJ Entities receiving the
Section 3.9 Offer Notice is herein referred to as a "Non-Selling Shareholder") and the Company (A) stating that such Section 3.9 Seller desires to effect such a transfer and (B) setting forth the number of Shares proposed to be transferred and the cash price per Share that such Section 3.9 Seller proposes to be paid for such Shares (the "Section 3.9 Sale Price") and the other terms (in reasonable detail) of such proposed transfer.

         (b) The receipt by the Company and each Non-Selling Shareholder of a
Section 3.9 Offer Notice from a Section 3.9 Seller shall constitute an offer (the "Section 3.9 Offer") by such Section 3.9 Seller to sell first to each Non-Selling Shareholder and then to the Company, for cash and on the terms set forth in the Section 3.9 Offer Notice the Shares subject to the Section 3.9 Offer at the Section 3.9 Sale Price. Such offer shall be irrevocable for 60 days after receipt of such Section 3.9 Offer Notice by each Non-Selling Shareholder and the Company (the "Section 3.9 Offer Period"). During the Section 3.9 Offer Period, each Non-Selling Shareholder and, to the extent each Non-Selling Shareholder does not accept such offer as to all Shares subject to the Section
3.9 Offer, the Company shall have the right to accept such offer as to all or a portion of the Shares (provided that the aggregate number of Shares accepted by the Non-Selling Shareholders and the Company together equals the total number of Shares subject to the Section 3.9 Offer) by giving written notice of acceptance to the Section 3.9 Seller prior to the expiration of such period. If such
Section 3.9 Offer is either rejected by each Non- Selling Shareholder and the Company or expires at the end of such Section 3.9 Offer Period without the Non-Selling Shareholders and the Company having accepted all of the Shares subject to such

Section 3.9 Offer, the Section 3.9 Seller shall notify each Non-Selling Shareholder of such rejection or expiration in writing as soon as practicable.

         (c) The receipt by each Non-Selling Shareholder and the Company of a
Section 3.9 Offer Notice from any Section 3.9 Seller shall constitute a Section
3.9 Offer by such Section 3.9 Seller to sell (i) first, to each Non-Selling Shareholder a number of Shares equal to the product of (A) the number of Shares specified by the Section 3.9 Seller in the Section 3.9 Offer Notice, multiplied by (B) a fraction, the numerator of which shall equal the number of Shares owned by such Non- Selling Shareholder on the date of the related Section 3.9 Offer Notice and the denominator of which shall equal the aggregate number of Shares owned by all Non-Selling Shareholders on such date, (ii) second, to each Non-Selling Shareholder, any Shares subject to the Section 3.9 Offer not acquired pursuant to clause (i) above, where such Shares being sold pursuant to this Section 3.9(c)(ii) shall be allocated for sale among the Non-Selling Shareholders who acquired all the Shares allocated to them pursuant to clause
(i) above, ratably on the basis of their respective holdings of Shares and in a manner similar to the formula set forth in clause (i) above (taking into account the Shares acquired pursuant to clause (i) above) and (iii) third, to the Company any Shares subject to the Section 3.9 Offer not purchased by the Non-Selling Shareholders pursuant to clauses (i) and (ii) above, in each case for cash at the Section 3.9 Sale Price and on the other terms and conditions set forth in the Section 3.9 Offer Notice. During the Section 3.9 Offer Period, the Non-Selling Shareholders and, to the extent the Non-Selling Shareholders do not accept such offer as to all Shares subject to the Section 3.9 Offer, the Company shall have the right to accept such offer as to all or a portion of the Shares (provided that the aggregate number of Shares accepted by the Non-Selling Shareholders and the Company together equals the total number of Shares subject to the Section 3.9 Offer) by giving a written notice of acceptance to such
Section 3.9 Seller prior to the expiration of such period. Any such notice delivered on behalf of a Non-Selling Shareholder shall indicate whether such Person wishes to acquire only the number of Shares computed in accordance with the provisions of clause (i) above (or a portion thereof) or, if such Person also wishes to acquire any Shares to be sold pursuant to such Section 3.9 Offer and not acquired by the other Persons entitled to accept such Section 3.9 Offer, the maximum number of shares such Non-Selling Shareholder wishes to acquire.

         (d) Each Non-Selling Shareholder and the Company, as the case may be, shall purchase and pay for all Shares accepted by such Person within a 60-day period of its (or their) acceptance of any Section 3.9 Offer; provided, however, that if the purchase and sale of such Shares is subject to any prior regulatory approval, the time period during which such purchase and sale may be consummated shall be extended (subject to the 120-day period referred to in Section 3.9(e) hereof) until the expiration of ten Business Days after all such approvals shall have been received.

         (e) If the aggregate number of Shares accepted by the Non-Selling Shareholders and the Company pursuant to a Section 3.9 Offer is less than all the Shares subject to such Section 3.9 Offer or if any required consent or regulatory approval for the purchase of the Shares subject thereto is not obtained within 120 days of the acceptance of the Section 3.9 Offer, there shall commence a 60-day period during which the Section 3.9 Seller that gave the
Section 3.9 Offer Notice shall have the right, subject to any obligations it may have under Section 3.7 hereof, to effect a transfer of any or all of the Shares subject to the Section 3.9 Offer on substantially the same terms and conditions as were set forth in the Section 3.9 Offer Notice and at a price in cash (or, subject to Section 3.9(f) hereof, for non-cash consideration) not less than the
Section 3.9 Sale Price; provided, however, the provisions of Section 3.7 hereto are complied with and no Shares are transferred to any Person unless such Person shall have agreed in writing to be bound by the terms of this Agreement or to an Adverse Person; provided, further, that if, during such 60-day period, such
Section 3.9 Seller receives an offer for Shares at a price less than the Section
3.9 Sale Price or otherwise on substantially different terms and conditions than those that were set forth in the Section 3.9 Offer Notice, such Section 3.9 Seller may not accept such offer without repeating the procedures set forth in this Section 3.9. If such Section 3.9 Seller does not consummate the sale of the Shares subject to the Section 3.9 Offer in accordance with the foregoing time limitations, such Section 3.9 Seller must repeat the procedures set forth in this Section 3.9 with respect to any transfer of Shares permitted by Section 3.4 hereof subject to compliance with this Section 3.9.

         (f) A Section 3.9 Seller may transfer Shares in accordance with Section 3.9(e) hereof for consideration other than cash only if the aggregate fair market value (as defined below) of the non-cash consideration that the Section
3.9 Seller proposes to accept as consideration for such Shares, together with any cash consideration, is at least equal to the Section 3.9 Sale Price. For the purposes of this Section 3.9 (f) only, the aggregate "fair market value" of any non-cash consideration shall be equal to (i) if such non-cash consideration consists of (a) equity securities, the aggregate value of such equity securities based on the last reported sales prices of all such equity securities as reported by the Nasdaq National Market or, if such equity securities are listed on a national securities exchange, as reported on such exchange or, if such equity securities are neither so reported nor listed, the aggregate value of such equity securities based on the last reported bid prices of such equity securities or, if no reported bid price is available, an amount determined in accordance with clause (ii) below or (b) any other securities, the last reported quote for such securities in the over-the-counter or inter-dealer market for such securities or, if no reported quote is available, an amount determined in accordance with clause (ii) below and (ii) in the case of any other non-cash consideration, the value determined by an investment banking firm or other appraiser of national standing selected by such Section 3.9 Seller (which such firm or appraiser shall be reasonably acceptable to the Non-Selling Shareholders) and set forth in an opinion of such firm or appraiser which opinion shall be delivered to the Non-Selling Shareholders and the Company by such Section 3.9 Seller.

                                    ARTICLE 4

                       CERTAIN REPURCHASES OF COMMON STOCK

         4.1 Surrender of Shares. (a) The Company shall have the absolute right, upon the termination of any Management Shareholder's employment with the Company (including its Subsidiaries) to repurchase all Shares (other than Vested Warrants) owned by such Management Shareholder and such Management Shareholder's Permitted Transferees in accordance with this Article 4. Such right shall terminate on the first anniversary of the Initial Public Offering of the Company, except in the case of any termination by the Company of such Shareholders's employment with the Company (or a Subsidiary of the Company) for Cause. Upon the termination of any Management Shareholder's employment with the Company (or any of its Subsidiaries), all Options held by such Management Shareholder and its Permitted Transferees other than Vested Options shall be automatically cancelled. The price (the "Repurchase Price") at which each Share may be purchased by the Company pursuant to this Section 4.1(a) shall be equal to:

         (i) in the case of any termination by the Company (or a Subsidiary of the Company) of such Management Shareholder's employment with the Company (or a Subsidiary of the Company) for Cause or the voluntary termination within four years of the Effective Date, by such Management Shareholder of such Management Shareholder's employment with the Company (or a Subsidiary of the Company), the lesser of (x) the Fair Market Value at the time of such termination and (y) the purchase price of such Shares;

         (ii) in the case of any termination by the Company of such Management Shareholder's employment with the Company (or a Subsidiary of the Company) for a reason which does not constitute Cause, the greater of (x) the Fair Market Value at the time of such termination and (y) the purchase price of such Shares; and

         (iii) in any other case, the Fair Market Value.

Notwithstanding the foregoing, the Repurchase Price of Vested Options purchased by the Company pursuant to this Section 4.1(a) shall be equal to the Repurchase Price of each Share underlying a Vested Option (as determined above) less the exercise price per Share under such Vested Options.

         (b) If the Company elects to exercise its right to require any Management Shareholder and such Management Shareholder's Permitted Transferees to sell Shares pursuant to Section 4.1(a), the Company shall deliver written notice to such Management Shareholder and such Management Shareholder's Permitted Transferees to such effect prior to 180 days after the termination of such Management Shareholder's employment with the Company (or its Subsidiaries). In the event that the Company does not exercise its right to repurchase Shares pursuant to this Section 4.1 within 180 days after such termination, such Management Shareholder may transfer such Shares, subject to the terms of the Plan, to any Other Shareholder; provided that such transfer complies with the Securities Act.

         4.2 Method of Repurchase. (a) Upon the receipt of any notice pursuant to Section 4.1(b), the Shares subject to repurchase pursuant to Section 4.1(a) (collectively, "Surrendered Shares") shall be repurchased within 30 Business Days of the date (the "Termination Date") of receipt of such notice; provided that if the Surrendered Shares become subject to repurchase pursuant to Section 4.1(a) as the result of the death of any Management Shareholder, such Surrendered Shares may be repurchased within 90 days of the date the will of such

Management Shareholder is admitted to probate or, in the event of intestacy, within 90 days of such death. On the repurchase date, the Management Shareholder and such Management Shareholder's Permitted Transferees selling such Surrendered Shares (the "Seller") shall deliver to the Company the certificate or certificates representing the Shares owned by such Seller on such date against delivery by the Company to such Seller of a promissory note issued by the Company (a "Payment Note"). All certificates for Surrendered Shares shall be Duly Endorsed in favor of the Company by the Seller. If any Seller shall fail to deliver such Duly Endorsed certificate or certificates to the Company within the time required, the Company shall cause its books and records to show that the Surrendered Shares are bound by the provisions of this Section 4.2 and that the Surrendered Shares, until transferred to the Company, shall not be entitled to any proxy, dividend or other rights from the date by which such certificate or certificates should have been delivered to the Company.

         (b) Each Payment Note shall (i) be payable to the order of the Seller,
(ii) be issued and dated the date of transfer of the Surrendered Shares by such Seller to the Company, (iii) be in a principal amount equal to the Repurchase Price of such Surrendered Shares and (iv) subject to Section 4.3, mature on the Payment Date immediately following such date of transfer. Each Payment Note shall bear interest in respect of the unpaid principal amount of such Payment Note from the Termination Date to the date of payment thereof at a rate per annum equal to the then-current yield to maturity on United States treasury bills of comparable maturity, as determined in good faith by the Company.

         If any Payment Note is not repaid in full (together with accrued interest, if any) on the maturity date of such Payment Note as a result of the limitations set forth in Section 4.3, the Company shall promptly issue to the holder of such Payment Note a new Payment Note, which shall (i) be payable to the order of such holder, (ii) be dated the date of issuance of such new Payment Note, (iii) be in a principal amount equal to the outstanding principal amount and accrued and unpaid interest, if any, under the Payment Note in respect of which such new Payment Note is being issued and (iv) subject to Section 4.3, mature on the Payment Date immediately following the date of issuance of such new Payment Note. Each such new Payment Note shall bear interest at a rate per annum equal to the then-current yield to maturity on one year United States treasury bills. Upon the issuance of such new Payment Note, the holder thereof shall deliver the Payment Note in respect of which such new Payment Note was issued to the Company for cancellation.

         (c) The Company shall have the right to resell to any Person any Surrendered Shares received from a Seller pursuant to this Article 4, whether or not the applicable Repurchase Price has been paid to such Seller; provided that any such sale or other disposition by the Company of Surrendered Shares shall not relieve the Company of its obligation to pay the applicable Repurchase Price for such Surrendered Shares.

         4.3 Payment Limitations. If the aggregate amount of principal of, and accrued and unpaid interest (if any) on, all Payment Notes to be paid on any Payment Date, would be greater than the Maximum Obligation (as hereinafter defined) determined as of such Payment Date, the Company shall apply the cash available for payment of the Payment Notes up to the amount of such Maximum Obligation, in the following order:

         (i) first, to the payment of Payment Notes issued in connection with the repurchase of Surrendered Shares as a result of the death or Disability of any Management Shareholder in chronological order of their respective Termination Dates; and

         (ii) second, to the payment of Payment Notes issued in connection with the repurchase of Surrendered Shares as a result of any other event specified in Section 4.1(a), in chronological order of their respective Termination Dates.

To the extent cash available for payment in respect of any Payment Note shall be insufficient to pay the principal amount of, plus accrued interest (if any), on such Payment Note, such cash shall be applied (x) first, to the payment of such accrued interest and (y) second, to the payment of such principal amount.

         For purposes of this Section 4.3, the term "Maximum Obligation" means, at any time, the maximum amount of cash available to the Company under debt or lease instruments to which the Company is a party to pay for the repurchase or redemption of Shares at such time.

         4.4 Determination of Fair Market Value. Upon the occurrence of any event specified in Section 4.1(a) that requires a determination of Fair Market Value, "Fair Market Value" shall be equal to (i) where the Shares are quoted for trading on any national securities exchange (not including any over-the-counter inter-dealer market), the average of the closing sales or last reported sales prices for the ten trading days immediately preceding the date of determination and (ii) in any other case, the fair market value per share as determined in good faith by the Board, in its sole discretion. In the case of clause (ii) above, the Board shall give consideration to, among other things, the value of the Fully Diluted Shares of the Company as a whole and the proportion of the Fully Diluted Shares of the Company represented by the Surrendered Shares, including giving effect to any discount for the lack of liquidity of the Shares.

         4.5 Right of Company to Designate Third Parties. Notwithstanding anything contained herein to the contrary, the Company shall have the right (but not any obligation) to designate third parties to purchase Surrendered Shares in lieu of purchases by the Company under this Article 4; provided that no such designation shall relieve the Company of its obligations hereunder and no Payment Note shall be issued by any party other than the Company without the consent of the relevant Seller.

         4.6 Employment; No Implied Right to Employment. For purposes of this Agreement, any Management Shareholder's employment with the Company or any direct or indirect Subsidiary of the Company shall be deemed to be terminated at such time as the Management Shareholder ceases to be an officer or salaried employee of the Company or any Subsidiary of the Company. Neither this Agreement nor any provision hereof nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Management Shareholder any right to be retained in the employ of the Company or any Affiliate thereof, or to interfere with or limit in any way the right of the Company or any Affiliate thereof to terminate the employment of any Management Shareholder at any time.

         4.7 Termination of Article 4. Notwithstanding anything else contained herein, following the expiration of the DLJ Ownership Period, the provisions of this Article 4 shall terminate with respect to any Shares that have not become Surrendered Shares prior to the end of the DLJ Ownership Period.

                                    ARTICLE 5

                               REGISTRATION RIGHTS

         5.1 Demand Registration. (a) Upon the written request of one or more of the DLJ Entities or, with the consent of DLJ Merchant Banking, Inc., their Permitted Transferees (each such DLJ Entity and Permitted Transferee, a "Selling Shareholder" and collectively, the "Selling Shareholders") requesting that the Company effect the registration under the Securities Act of such Selling Shareholder's Registrable Stock, and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration (a "Demand Registration") to all Shareholders, and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

         (i) the Registrable Stock that the Company has been so requested to register by the Selling Shareholders, then held by the Selling Shareholders; and

         (ii) all other Registrable Stock that any other Institutional Shareholder or any of their Permitted Transferees and, subject to Sections
      3.5 and 5.2, any Management Shareholder (all such Shareholders, together with the Selling Shareholder, the "Holders") has requested the Company to register by written request received by the Company within 15 days after the receipt by such Holders of such written notice given by the Company, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Stock so to be registered; provided that subject to Section 5.1(e) hereof, the Company shall not be obligated to effect more than five Demand Registrations by DLJ Entities pursuant to this Section 5.1 and provided further that any Registrable Stock that is a Vested Warrant or a Vested Option shall have been exercised prior to its sale pursuant to any such registration.

         Promptly after the expiration of the 15-day period referred to in
Section 5.1(a)(ii) hereof, the Company will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Stock requested to be included therein. The Selling Shareholder requesting a registration under this Section 5.1(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall not be considered a Demand Registration.

         (b) The Company will pay all Registration Expenses in connection with any Demand Registration.

         (c) A registration requested pursuant to this Section 5.1 shall not be deemed to have been effected unless the registration statement relating thereto
(i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 180 consecutive days (or such shorter period in which all Registrable Stock of the Holders included in such registration has actually been sold thereunder); provided that if after any registration statement requested pursuant to this Section 5.1 becomes effective (i) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court due to the actions or omissions to act of the Company and (ii) less than 75% of the Registrable Stock included in such registration has been sold thereunder, such registration statement shall be at the sole expense of the Company and shall not be considered a Demand Registration.

         (d) If a Demand Registration involves a Public Offering and the managing underwriter shall advise the Company and the Selling Shareholder that, in its view, (i) the number of shares of Common Stock requested to be included in such registration (including Common Stock which the Company proposes to be included which is not Registrable Stock) exceeds the largest number of Shares which can be sold without having an adverse effect on such offering, including the price at which such Shares can be sold or (ii) the inclusion of some or all of the Shares owned by the Other Shareholders (including any particular category of Other Shareholders such as the Management Shareholders), would have an adverse effect on such offering, including the price at which such Shares can be sold (the "Underwriters' Limitations"), the Company will include in such registration, in the priority listed below, subject to the Underwriters'
Limitations:

         (A) first, all Registrable Stock requested to be included in such registration by all Institutional Shareholders and any other Holder (allocated, if necessary, so as to comply with the Underwriters' Limitations, pro rata among such Institutional Shareholders and such other Holders on the basis of the relative number of shares of

      Registrable Stock requested to be included in such registration); and

         (B) second, any Common Stock proposed to be registered by the Company.

         (e) If Registrable Stock representing at least 50% of the number of Shares requested to be registered by a Selling Shareholder is not included in any Demand Registration, then such Shareholders may request that the Company effect an additional registration under the Securities Act of all or part of such Shareholders' Registrable Stock in accordance with the provisions of this
Section 5.1, and (x) the Company shall pay the Registration Expenses in connection with such additional registration and (y) such additional registration shall not be considered a Demand Registration.

         5.2 Incidental Registration. (a) If the Company proposes to register any of its Common Stock under the Securities Act (other than a registration (A) in connection with an Initial Public Offering, (B) on Form S-8 or S-4 or any successor or similar forms, (C) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, (D) in connection with a direct or indirect acquisition by the Company of another company or business, (E) in connection with sales of Common Stock or options to employees of the Company or any Subsidiary or (F) where the primary purpose of such registration relates to a debt financing by the Company or any Subsidiary), whether or not for sale for its own account, it will, subject to the provisions of Section 5.2(b) hereof, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholders' rights under this Section 5.2 and shall offer (i) all Shareholders, if the proposed registration involves a Public Offering, or
(ii) any Shareholder owning at least 5% of the Shares at the time outstanding, in any other case, the opportunity to include in such registration statement such number of shares of Registrable Stock as each such Shareholder may request (an "Incidental Registration"); provided that any Registrable Stock that is a Vested Warrant or a Vested Option shall have been exercised prior to its sale pursuant to any such registration. Upon the written request of any such Shareholder made within ten days after the receipt of notice from the Company (which request shall specify the number of shares of Registrable Stock intended to be disposed of by such Shareholder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Stock which the Company has been so requested to register by such Shareholders, to the extent requisite to permit the disposition of the Registrable Stock so to be registered; provided that (I) if such registration involves a Public Offering, all such Shareholders requesting to be included in the Company's registration must sell their Registrable Stock to the underwriters selected as provided in Section 5.4(f) on the same terms and conditions as apply to the Company, (II) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 5.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such stock, the Company shall give written notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration (without prejudice, however, to rights of any Institutional Shareholder under
         Section 5.1 hereof) and (III) transfers by Management Stockholders and their Permitted Transferees shall be subject to Section 3.5. No registration effected under this Section 5.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.1 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Stock requested pursuant to this Section 5.2.

         (b) If a registration pursuant to this Section 5.2 involves a Public Offering (other than in the case of a Public Offering requested by any DLJ Entity in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.1(d) shall apply) and the managing underwriter advises the Company of any Underwriters' Limitations, the Company will include in such registration, in the following priority, subject to the Underwriters' Limitations:

         (i) first, so much of the Common Stock proposed to be registered by the Company as would not cause the offering to exceed the Underwriters Limitations; and

         (ii) second, all Registrable Stock requested to be included in such registration by any Shareholder pursuant to this Section 5.2 (allocated, if necessary in order to comply with any Underwriters' Limitations, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Stock so requested to be included in such registration).

         5.3 Holdback Agreements. If any registration of Registrable Stock shall be in connection with a Public Offering, each Shareholder agrees not to effect any sale, transfer or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Stock, and not to effect any such sale, transfer or distribution of any other Common Stock of the Company or of any stock convertible into or exchangeable or exercisable for any Common Stock of the Company (in each case, other than as part of such Public Offering) during the 14 days (or such shorter period of which such Shareholder has notice) prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date that shall be required by such managing underwriter (but not to exceed 180 days). Other than those granted to Shareholders pursuant to this Agreement, the Company shall not grant any Person any right to include any securities in a registration statement filed by or on behalf of the Company.

         5.4 Registration Procedures. Whenever Shareholders request that any Registrable Stock be registered pursuant to Section 5.1 or 5.2 hereof, the Company will, subject to the provisions of such Sections , use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

         (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 270 days.

         (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Shareholder and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Shareholder.

         (c) After the filing of the registration statement, the Company will promptly notify each Shareholder holding Registrable Stock covered by such registration statement of any stop order, order or injunction enjoining or suspending the use or effectiveness of such registration statement issued or threatened by the SEC, any state securities commission, any other governmental agency or any court and take all reasonable actions required to prevent the entry of, or to remove it if entered, such stop order, order or injunction enjoining or suspending the use or effectiveness of such registration statement.

         (d) The Company will use its best efforts to (i) register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Shareholder holding such Registrable Stock reasonably (in light of such Shareholder's intended plan of distribution) requests and (ii) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Stock owned by such Shareholder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

         (e) The Company will immediately notify each Shareholder holding such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder any such supplement or amendment.

         (f) The DLJ Entities will have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering, which may include any Affiliate of any DLJ Entity. The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Stock in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

         (g) Upon the execution of confidentiality agreements in form and substance satisfactory to the Company, the Company will make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.4 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company, excluding any information that the Company or its Subsidiaries are prohibited from disclosing pursuant to special security agreements with the United States Department of Defense (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. Each Shareholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

         (h) The Company will furnish to each such Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

         (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         (j) The Company will cooperate with each such Shareholder and each such underwriter, if any, participating in the disposition of such Registrable Stock and their respective counsel in connection with any filings required to be made with the NASD.

         The Company may require each such Shareholder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         Each such Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(e) hereof, such Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(e) hereof, and, if so directed by the Company, such Shareholder will deliver to the Company all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.4(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.4(e) hereof to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.4(e) hereof.

         5.5 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder holding Registrable Stock covered by a registration statement, its officers, directors and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, expenses and liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement (to the extent set forth in Section 5.7) of, any action, suit or proceeding or any claim asserted) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Shareholder or on such Shareholder's behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.5. This indemnity agreement will be in addition to any liability the Company might otherwise have.

         5.6 Indemnification by Participating Shareholders. Each Shareholder holding Registrable Stock included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such

Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or any preliminary prospectus. Each such Shareholder also agrees, severally but not jointly, to indemnify and hold harmless any underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 5.6. As a condition to including Registrable Stock in any registration statement filed in accordance with Article 5 hereof, each Shareholder may require that it shall have received an undertaking reasonably satisfactory to Shareholders holding a majority of the Registrable Stock included in the registration statement from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

         5.7 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article 5, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the DLJ Entities or, if none of the DLJ Entities are Indemnified Parties, the other Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

         5.8 Contribution. If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Shareholders holding Registrable Stock covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.8, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each such Shareholder's obligation to contribute pursuant to this Section 5.8 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

         5.9 Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

         5.10 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.


                                    ARTICLE 6

                          COVENANTS OF THE SHAREHOLDERS

         6.1 Confidentiality. (a) Each Shareholder hereby agrees that Confidential Information (as defined below) was furnished to it and will be furnished to it in connection with such Shareholder's investment in the Company. Each Shareholder agrees that he, she or it will not use the Confidential Information in any way to the competitive disadvantage of the Company or its Subsidiaries. Each Shareholder further acknowledges and agrees that he, she or it will not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed (i) to such Shareholder's Representatives (as defined below) in the normal course of the performance of their duties, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject), (iii) to any Person to whom such Shareholder is contemplating a transfer of his, her or its Shares, provided that such transfer would not be in violation of the provisions of this Agreement and as long as such Person is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Company or (iv) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

         (b) "Confidential Information" means all information or material relating to the Company or its subsidiaries not generally known by non-Company personnel which (i) is marked "Confidential Information", "Proprietary Information" or other similar marking, (ii) is known by such Shareholder to be considered confidential and proprietary by the Company or its subsidiaries or
(iii) derives value by virtue of the fact that it is not generally known; provided that the term "Confidential Information" does not include information that (i) was or becomes generally available publicly other than through disclosure by a Shareholder or his, her or its employees, officers, agents, partners, advisors or representatives (all such Persons being collectively referred to as "Representatives") in violation of the Securities Purchase Agreement, this Agreement or any confidentiality agreement executed in accordance with Section 5.4(g) or Section 6.1(a), (ii) was available to such Shareholder on a non-confidential basis prior to disclosure hereunder, excepting any such information provided to a Shareholder by the Company in connection with the execution of this Agreement, or (iii) becomes available to a Shareholder from a source not known to such Shareholder to have a duty of confidentiality with regard to such information.

         6.2 Cooperation in Refinancings. Each Shareholder agrees to use reasonable best efforts to cooperate with the Company and take such steps as the Board reasonably deems appropriate in any refinancing of debt of the Company and any of its Subsidiaries in connection with the financing of the transactions contemplated in the Securities Purchase Agreement, including by voting its Shares in favor of any proposed recapitalization of the Company, executing such documents as the Board reasonably determines should be filed with any governmental agency and conducting presentations to potential investors and rating agencies.

                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 Entire Agreement. This Agreement, the Securities Purchase Agreement and the documents delivered at the closing of the transactions contemplated thereby constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         7.2 Additional Parties. Only Persons (other than the initial signatories hereto) that execute and deliver to the Company a signature page hereto and an agreement (a "joinder agreement") to be bound by this Agreement shall be deemed to be Shareholders. Except to the extent limited in any joinder agreement, each Person that so becomes a Shareholder after the date hereof shall be entitled to all rights and privileges of a Shareholder and subject to all the obligations hereunder as if he, she or it had been an original signatory to this Agreement. Each holder of Options shall execute a signature page to (such execution a condition of the grant of each Option under the Plan), and agree to be bound by, this Agreement.

         7.3 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         7.4 Exclusive Financial Advisor and Investment Banking Advisor; Management Advisory Fees. During the ten-year period beginning on the Effective Date, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), or any Affiliate of DLJSC that the DLJ Entities may choose in their sole discretion, shall be engaged as the exclusive financial and investment banking advisor for the Company on DLJSC's customary terms for similar services. Until the earlier of (i) the last day of the DLJ Ownership Period and (ii) the consummation of the Initial Public Offering, each of DLJ Merchant Banking, Inc. and Carlisle Group, L.P. shall be paid management advisory fees of $250,000 per year, payable in advance in equal installments at the beginning of each fiscal quarter of the Company, and with respect to the period from the Effective Date to the end of the fiscal quarter during which the Effective Date falls, a pro rata amount, payable on the last day of such fiscal quarter. The Company hereby agrees to indemnify and hold harmless each of DLJSC, DLJ Merchant Banking, Inc. and Carlisle Group, L.P., and their respective partners, Affiliates, officers, directors and employees, against any and all loss, liability, expenses, claims, costs, damages and expenses (including reasonable attorneys' fees) ("Claim Costs") relating to or arising from its performance of services pursuant to this Section 7.4 (including any acts or omissions associated therewith); provided that no such Person shall be indemnified to the extent Claim Costs arise as a result of the gross negligence or misconduct of such Person.

         7.5 Assignability. This Agreement shall not be assignable by any party hereto, except that any Person acquiring Shares who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a "Shareholder", and any Shareholder who ceases to beneficially own any Shares shall cease to be bound by the terms hereof (other than Article 6 and the provisions of Sections 4.7, 5.5, 5.6, 5.7, 5.8, and 5.10 applicable to such Shareholder with respect to any offering of Registrable Stock completed before the date such Shareholder ceased to own any Shares).

         7.6 Amendment; Waiver; Termination. (a) No provision of this Agreement may be amended, waived, terminated or otherwise modified except by an instrument in writing executed by the Company and the holders of a majority of the Shares outstanding on the date of such amendment, waiver, termination or modification; provided that if so amended, waived, terminated or otherwise modified, then such amendment, waiver, termination or modification shall be binding upon the Company and all Shareholders.

         (b) Notwithstanding Section 7.6(a), except for amendments or modifications that affect all Shareholders alike, (i) no provision of this Agreement that is specifically applicable to and adversely affects the interests of any DLJ Entity may be amended, waived, terminated or otherwise modified except with the consent of such DLJ Entity, as the case may be, (ii) no provision of this Agreement that is specifically applicable to and adversely affects any Management Shareholder may be amended, waived, terminated or otherwise modified except with the consent of such the Management Shareholder, and (iii) no provision of this Agreement that is specifically applicable to and adversely affects the interests of the Institutional Shareholders other than the DLJ Entities may be amended, waived, terminated or otherwise modified except with the consent of the relevant Institutional Shareholder.

         (c) This Agreement shall expire on the tenth anniversary of the date hereof, unless earlier terminated in accordance with this Section 7.6.

         7.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmissions) and shall be given,

      if to the Company, to:

            Fiberite Holdings, Inc.
            c/o DLJ Merchant Banking, Inc.
            140 Broadway
            New York, New York  10005-1285
            Attention:  Thompson Dean
            Fax:  (212) 504-4991

      and a copy to the DLJ Entities at their addresses listed below.

      if to the DLJ Entities, to:

            DLJ Merchant Banking Funding, Inc.
            DLJ Merchant Banking Partners, L.P.
            140 Broadway
            New York, New York 10005-1285
            Attention:  Thompson Dean
            Fax:  (212) 504-4991

      and to:

            DLJ International Partners, C.V.
            DLJ Offshore Partners, C.V.
            c/o DLJ Offshore Management N.V.
            John B. Gorsiraweg 6
            Willemstad, Curacao
            Netherlands Antilles
            Attention:  Germaine Sprock
                        MeesPierson Trust (Curacao) N.V.

      if to Carlisle, to:

            Carlisle Enterprises, L.P.

            7777 Fay Avenue, Suite 200
            La Jolla, CA  92037
            Attention:  Jim Carlisle
            Fax:  (619) 459-3776

      if to Steeple, to:

            Steeple International, Inc.
            c/o Valufinder Group, Inc.
            Leveraged Finance Group
            95 Horatio Street
            Suite 303
            New York, NY  10014
            Attention:  Jay M. Aidikoff
            Fax:  (212) 243-1838

      if to any Management Shareholder, to:

            Fiberite, Inc.
            2055 East Technology Circle
            Tempe, AZ  85284
            Attention:  Chief Executive Officer
            Fax:  (602) 730-2097

         All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by mail, sent within two Business Days, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmission.

         Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to DLJ Merchant Banking, Inc.

         7.8 Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         7.10 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

         7.11 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         7.12 Consent to Jurisdiction. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Agreement and waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    FIBERITE HOLDINGS, INC.

                                    By: /s/ Thompson Dean
                                       ----------------------------
                                       Name: Thompson Dean
                                       Title: Director

                                    CARLISLE-FIBERITE INVESTORS, L.P.

                                    By:  Carlisle Group, L.P.
                                         its General Partner

                                    By:  Carlisle Enterprises, L.P.
                                          its General Partner

                                    By: /s/ Dennis A. Dunn
                                       ----------------------------
                                       Name:  Dennis A. Dunn
                                       Title: General Partner


                                    DLJ MERCHANT BANKING PARTNERS, L.P.

                                    By:  DLJ MERCHANT BANKING, INC.
                                         Managing General Partner


                                    By: /s/ Thompson Dean
                                       ----------------------------
                                       Name: Thompson Dean
                                       Title: Director


                                    DLJ INTERNATIONAL PARTNERS, C.V.

                                    By:  DLJ MERCHANT BANKING, INC.
                                         Advisory General Partner

                                    By: /s/ Thompson Dean
                                       ----------------------------
                                       Name: Thompson Dean
                                       Title: Director

                                    DLJ OFFSHORE PARTNERS, C.V.

                                    By:  DLJ MERCHANT BANKING, INC.
                                         Advisory General Partner

                                    By: /s/ Thompson Dean
                                       ----------------------------
                                       Name: Thompson Dean
                                       Title: Director


                                    DLJ MERCHANT BANKING FUNDING, INC.

                                    By: /s/ Reid S. Perper
                                       ----------------------------
                                       Name:  Reid S. Perper
                                       Title:

                                    STEEPLE INTERNATIONAL, INC.

                                    By: /s/ Jay M. Adikoff
                                       ----------------------------
                                       Name:  Jay M. Adikoff
                                       Title: President

                                                                       Exhibit A

          Initial Ownership of Common Stock of Fiberite Holdings, Inc.

                                            Number of         Percentage of
                                            Shares of         Total Shares
           Shareholder                     Common Stock       of Common Stock
           -----------                     ------------       ---------------

DLJ MERCHANT BANKING PARTNERS, L.P.         4,226,157             42.26%

DLJ INTERNATIONAL PARTNERS, C.V.            1,889,701             18.90

DLJ OFFSHORE PARTNERS, C.V.                   109,566              1.10

DLJ MERCHANT BANKING FUNDING, INC.          2,746,398             27.46

CARLISLE-FIBERITE INVESTORS, L.P.             928,530              9.28

STEEPLE INTERNATIONAL, INC.                    99,648              1.00

                       AMENDMENT OF SHAREHOLDERS AGREEMENT

         THIS AMENDMENT OF SHAREHOLDERS AGREEMENT (the "Amendment") is made as of December 1, 1996 by and among Fiberite Holdings, Inc. (the "Company") and the shareholder parties to the Shareholders Agreement dated October 6, 1995.

                                    RECITALS

         WHEREAS, on October 6, 1995, the Company entered into a Shareholders Agreement regarding certain rights of shareholders of the Company, (the "Agreement"), which Agreement was among the Company and the shareholders listed on the signature page thereto (the "Shareholders");

         WHEREAS, on July 1, 1996, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") among the Company and the purchasers listed on the signature page thereto (the "Purchasers"), which Purchase Agreement contained certain provisions regarding repurchase rights in favor of the Company for the securities being acquired by the Purchasers pursuant thereto;

         WHEREAS, on July 1, 1996 the Company entered into a number of Option Agreements between the Company and the optionees listed on the signature pages thereto (the "Optionees"), pursuant to which the Company granted to each Optionee an option to purchase the number of shares of Common Stock of the Company provided in each Optionee's Option Agreement.

         WHEREAS, on July 1, 1996 each of the Purchasers and each of the Optionees executed a Joinder Agreement, pursuant to which each Purchaser and each Optionee became a party to the Agreement;

         WHEREAS, the Company, the Shareholders, the Purchasers and the Optionees desire that the repurchase rights contained in the Agreement be superseded by the repurchase rights contained in the Purchase Agreement or other repurchase rights substantially similar thereto.

                                    AGREEMENT

         NOW, THEREFORE, in consideration the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

              1. Amendment. The provisions of Article 4 of the Agreement entitled "Certain Repurchases of Common Stock" shall not apply to the Management Shareholders listed on the Schedule of Purchasers attached hereto as Exhibit A, and the provisions of Article VII of the Purchase Agreement entitled "Vesting and Company's Repurchase Right" shall apply to all shares of Common Stock acquired by the Management Shareholders pursuant to the Purchase Agreement or upon exercise of any of the Option Agreements.

              2. Additions to Schedule of Purchasers. The undersigned hereby agree and empower the Board of Directors of the Company (the "Board") to add the names of additional Management Shareholders to the Schedule of Purchasers attached hereto as Exhibit A upon resolution by the Board.

              3. Capitalized Terms. All capitalized terms in this Amendment not otherwise defined shall have the meaning ascribed them in the Agreement.

              4. Entire Agreement. The Agreement, as amended by this Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

              5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment of Shareholders Agreement as of the date first written above.

                                       "COMPANY"

                                       Fiberite Holdings, Inc.

                                       By:   /s/ James Ashton
                                            ------------------------------------

                                       Its:  Vice-President
                                            ------------------------------------

                                       "SHAREHOLDERS"

                                       CARLISLE-FIBERITE INVESTORS, L.P.

                                       By:      Carlisle Group, L.P.
                                                its General Partner

                                       By:      Carlisle Enterprises, L.P.
                                                its General Partner

                                       By:   /s/ James S. Carlisle
                                            ------------------------------------
                                            Name:  James S. Carlisle
                                            Title:

                                       DLJ MERCHANT BANKING PARTNERS, L.P.

                                       By:  DLJ Merchant Banking, Inc.
                                            Managing General Partner

                                       By:   /s/ Thompson Dean
                                            ------------------------------------
                                            Name:  Thompson Dean
                                            Title:

                                       DLJ INTERNATIONAL PARTNERS, C.V.

                                       By:  DLJ Merchant Banking, Inc.
                                            Advisory General Partner

                                       By:   /s/ Thompson Dean
                                            ------------------------------------
                                            Name:  Thompson Dean
                                            Title:

                                       DLJ OFFSHORE PARTNERS, C.V.

                                       By:      DLJ Merchant Banking, Inc.
                                                Advisory General Partner

                                       By:   /s/ Thompson Dean
                                            ------------------------------------
                                            Name:  Thompson Dean
                                            Title:

                                       DLJ MERCHANT BANKING FUNDING, INC.

                                       By:   /s/ Thomas E. Seigler
                                            ------------------------------------
                                            Name:  Thomas E. Seigler
                                            Title: Secretary

                                       STEEPLE INTERNATIONAL, INC.

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title: